EXHIBIT 21.1

SUBSIDIARIES OF REGISTRANT

NOVAMED PHARMACEUTICALS INC.

NOVAMED PHARMACEUTICALS (SHANGHAI) CO. LTD.

SCICLONE PHARMACEUTICALS (CHINA) CO. LTD.

SCICLONE PHARMACEUTICALS (CHINA) LTD

SCICLONE PHARMACEUTICALS (HONG KONG) DEVELOPMENT COMPANY LTD.

SCICLONE PHARMACEUTICALS HONG KONG LIMITED

SCICLONE PHARMACEUTICALS INTERNATIONAL (CAYMAN) DEVELOPMENT LIMITED

SCICLONE PHARMACEUTICALS INTERNATIONAL CHINA HOLDING LTD

SCICLONE PHARMACEUTICALS INTERNATIONAL LIMITED

SCICLONE PHARMACEUTICALS ITALY SRL

SCICLONE PHARMACEUTICALS (JIANGSU) CO. LTD.

SCICLONE PHARMACEUTICALS (SHANGHAI) DEVELOPMENT COMPANY LTD.

SCICLONE PHARMA LIMITED